EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT made and entered into as of April 4, 2005 between Tulip Development Laboratory, Inc., a Pennsylvania corporation (the "Company), and Richard A. Hetherington ("Employee").

                               W I T N E S S E T H
                               -------------------


     WHEREAS, the Employee has entered into on December 13, 2004, a Stock Purchase Agreement (the "SPA") by and among the Company, Orbit International Corp. ("Parent"), TDL Manufacturing Inc. ("TDLM") and the respective shareholders of the Company, including the Employee, and of TDLM, which SPA provides in Paragraph 9.12 therein, for the Company and the Employee to enter into an employment agreement; and
     WHEREAS, the Company desires to enter into this Employment Agreement with the Employee and the Employee desires to be employed by the Company on the terms and conditions set forth in this Employment Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:
     1.     Term  of  Employment.
            --------------------
          (a) Subject to the terms and conditions hereinafter set forth, the Company shall employ Employee and Employee shall be employed by the Company, for an employment term commencing as of the date hereof and terminating three years from the date hereof unless sooner terminated pursuant to the provisions of Paragraph 8 hereof (the "Initial Term").
          (b) At least 90 days prior to the expiration of the Initial Term, the Employee shall give written notice to the Company of his election to either extend this Employment Agreement for an additional 2 year period on the same terms and conditions as set forth in this Employment Agreement (the "Option
Term") or to become a consultant to the Company under terms to be mutually agreed upon, but not to exceed 40 hours per week (the Initial Term and the Option Term are collectively referred to herein as the "Term"). At the expiration of the Initial Term or the Option Term, as the case may be, the Company shall have no further obligation to the Employee, and the Employee shall have no further obligation to the Company except with respect to (i) Employee's obligations to the Company pursuant to Paragraphs 9, 10, 11 and 15; (ii) the Company's obligations to Employee pursuant to Paragraphs 4-8; and, (iii) any other obligations the Company may have to Employee and/or Employee may have to the Company under applicable law governing the relationship of an employer to an employee and/or an employee to an employer upon and following termination of such relationship.
     2.      Scope of Employment. During the Term, Employee shall be employed as
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President  and  Chief  Operating  Officer  of  the Company and of TDLM and shall perform such duties customarily expected to be performed by such officer. In addition, Employee shall faithfully render and perform such other reasonable executive and managerial services as may be assigned to him, from time to time, by or under the authority of the Board of Directors of the Company or of the Parent, or by the Chief Executive Officer of the Company. Employee will devote his full working time and efforts to the business and affairs of the Company, as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors of the Company or of the Parent, or of the Chief Executive Officer of the Company. Employee shall render such services to the best of his ability and shall use his best efforts to promote the interests of the Company. Employee will not engage in any capacity or activity which is, or reasonably may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.
     3.     Location  of Employment. Employee shall render services primarily at
            -----------------------
the Company's offices that are located in Quakertown, Pennsylvania. During the Term, the Company shall continue to provide Employee with an office and staff at the Company's Quakertown offices consistent with the practice of the Company prior to the effective date of this Agreement. Notwithstanding the foregoing, Employee acknowledges and agrees that Employee's duties hereunder from time-to-time may include such reasonable travel outside of Quakertown, Pennsylvania consistent with past practices of the Company, as the performance of Employee's duties may require. Employee shall not be required to relocate to any other location.
     4.     Compensation.
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     (a)     As  full  compensation  for  all  services provided for herein, the
Company will pay, or cause to be paid, to Employee, and Employee will accept, a base salary (as increased from time to time, the "Base Salary") during the Term at an annual rate of not less than Three Hundred Fifty Thousand and 00/100
($350,000.00), provided that as of each anniversary of the date of this Agreement, the Base Salary shall be increased by an amount equal to the annual percentage increase in the "All-Urban" consumer price index published by the United States Bureau of Labor Statistics for the Philadelphia, Pennsylvania area for the immediately preceding 12-month period (or, if such index is no longer published, by an amount equal to the annual percentage increase in the most closely comparable index). The Board of Directors shall review Employee's performance annually and may, in its sole discretion, increase the Base Salary by an amount greater than that provided for in the preceding sentence. The Base Salary shall be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly.
     (b) During the Term of this Agreement, the Employee shall also have use of an automobile owned or leased by the Company ("Employee's Company Car"), at least comparable to the one currently used by Employee. Employee shall also be entitled to reimbursement of costs related to the use by Employee of Employee's Company Car, including, but not limited to, insurance, repairs, maintenance, mileage charges and fuel costs, reasonably incurred on the Company's behalf, upon submission of a detailed accounting for such car expenses by Employee to the Company in accordance with the Company's expense reimbursement policy and procedures then in effect.
(c) In addition to the compensation set forth in subparagraphs (a) and (b) of this Paragraph 4, Employee shall be entitled to receive an annual incentive bonus, which amount shall be computed as follows: For each fiscal year during the Term, or any pro rated portion thereof, Employee shall be entitled to participate in a bonus pool, to be distributed among employees of the Company, which shall consist of an aggregate amount equal to five (5) % of the pre-tax income of the Company and TDLM. "Pre-Tax Income" shall mean the net income generated by the Company and by TDLM on a combined basis (exclusive of any extraordinary gains, extraordinary losses, or any interest expense, with the exception of interest paid to the Sellers under the Orbit Note (as defined in
Section 2.02(iii) of the SPA), as set forth in the respective financial statements of the Company and TDLM, determined in accordance with generally accepted accounting principles consistently applied, and which shall also include an agreed upon allocation of administrative and overhead costs of the Parent.
The Employee shall participate equally with other members of senior management of the Parent in the determination of the amount of the distribution from the bonus pool. Such payment shall be made within ten (10) days following completion of the annual audit of the Company's and TDLM's respective financial statements, and with regard to that period remaining in the Term after the conclusion of the final complete fiscal year of the Term (the "Stub Period"), within forty five
(45) days after the end of the Stub Period. Pre-Tax Income for the Stub Period shall be taken from the unaudited financial statements of the Company and TDLM.
     The Base Salary and any bonus payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, Employee. Such payments may be made by check or checks of the Company or any of its parent, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate.
     5.     Vacation.  During  the Term, Employee shall be entitled to vacations
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in  accordance  with  past  practice  of  the  Company prior to the date of this
Agreement. It is hereby acknowledged by both Employee and the Company that the Schedule of vacation days and availability attached to this Agreement constitutes past practice prior to the effective date of this Agreement.
     6.     Benefits.
            --------
     (a) During the Term, Employee shall be entitled to participate in all group insurances as are presently being offered by the Company or which may hereafter, during the Term, be offered to its executive and/or non-executive employees on a company wide basis (including group life insurance, group disability insurance, group medical and hospitalization plans, pension and profit sharing plans). During the Term, Employee shall be entitled to medical and hospitalization coverage for himself, his spouse, and dependents under the BlueCross Personal Choice Plan (including prescription drug coverage) pursuant to which he currently has coverage. In the event the Company fails to provide such coverage, or such coverage is otherwise unavailable, then the Company shall provide Employee, his spouse, and dependents with at least equivalent coverage (including healthcare provider choices, deductibles, co-pays, etc.).
(b) During the Term, if the Company shall further maintain a simplified employee pension plan ("SEP") it shall make contributions of at least Twenty Thousand and 00/100 ($20,000.00) Dollars each year to Employee's SEP account. The Company shall make such contributions to Employee's SEP account on or before the due date for the Company's tax return for each year. The Company's SEP shall not be terminated until all employees covered by SEP are transferred to participate in the Parent's Orbit International Corp Employee Savings Plan.
     (c) From and after the date of this Employment Agreement, the terms "compensation" as used in any pension or profit sharing plan maintained by the Company shall include only the Base Salary (exclusive of any bonus payments) payable hereunder, unless the plan or applicable law provides otherwise.
     7.     Expenses. Employee shall be entitled to reimbursement by the Company
            --------
for  reasonable  expenses actually incurred by him on its behalf or on behalf of the Parent or TDLM, in the course of his employment by the Company, upon the presentation by Employee, from time to time, of an itemized account of such expenditures together with such vouchers and other receipts as the Company may request, in accordance with Company policy and Internal Revenue Service regulations.
     8.     Termination.
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     (a)     Disability.  If,  during  the Term, Employee shall be unable, for a
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period  of  more than six (6) consecutive months or for periods aggregating more than twenty-six (26) weeks in any fifty-two (52) consecutive weeks to perform the services provided for herein as a result of illness, incapacity or a physical or other disability of any nature, the Company may, upon not less than thirty (30) days' written notice, terminate Employee's employment and the Term hereunder. Employee shall be considered unable to perform the services provided for herein if he is unable, with or without reasonable accommodation, to attend to the essential duties required of him.
     (b)     Death. If Employee shall die during the Term, Employee's employment
             -----
hereunder and the Term shall terminate upon Employee's death. Employee's estate shall continue to receive the compensation specified in Paragraph 4 hereof until the end of the month in which Employee's death occurs. Medical and hospitalization insurance coverage, as provided for in Paragraph 6(a), will continue for Employee's spouse and dependents for a period of six (6) months thereafter, without prejudice to the rights of his spouse and dependents) under
Section  4980B  of  the  Internal  Revenue  Code.

     (c)     For  Cause.  In  addition  to  the  provisions for the cancellation
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and/or termination hereof hereinabove provided, the Company may, at any time and in its sole discretion, terminate and/or cancel the Term and this Employment Agreement for cause (as hereinafter defined) by sending written notice to the Employee of its intention to so cancel and/or terminate. Cancellation and/or termination under this paragraph shall become effective within ten (10) business days of Employee's receipt of the notice provided for under this paragraph.
     For purposes of this Employment Agreement, "cause" shall be defined to mean: (i) fraud, dishonesty or similar malfeasance; (ii) substantial refusal to comply or default in complying with the reasonable, ethical, and lawful directions of the Board of Directors of the Company or the Parent, or the Chief Executive Officer and/or failure to comply with or perform any of the material terms and/or obligations of this Employment Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Employee of written notice from the Company setting forth in reasonable detail the activity by Employee which the Company deems to be cause for termination of this Employment Agreement; (iii) Employee's repeated and intemperate use of alcohol or illegal drugs after written notice from the Company that such use, if continued, will result in termination of Employee's employment; (iv) Employee's conviction of a felony involving personal dishonesty, moral turpitude, or willfully violent conduct; or, (v) Employee materially breaching any provision of this Employment Agreement, which breach continues for a period of more than ten (10) days after receipt by Employee of written notice from the Company setting forth in reasonable detail the breach by Employee which the Company deems to be cause for termination of this Employment Agreement.
(d)     Resignation  for Good Reason.  Employee's employment and the Term may be
        ----------------------------
terminated by Employee for "Good Reason" if any of the following occurs without Employee's written consent:
(i) a substantial and adverse alteration of Employee's position, duties, and responsibilities under this Agreement such that they are no longer consistent with the position, duties, and/or responsibilities of an executive level employee;
(ii)     a  material  breach  of  this  Agreement  by the Company or the Parent;
(iii) a change in Employee's principal place of employment to a location at least twenty (20) miles from the Quakertown, Pennsylvania offices;
(iv) a material and adverse change in the compensation and benefits provided to Employee under this Agreement; and/or
(v)     the  Company  or the Parent materially breaches the SPA and/or the Orbit
Note.
In order to be eligible for the severance benefits referred to in Paragraph 8(e) below, Employee shall be required to provide the Company with written notice of Good Reason to resign within twenty (20) days after Employee becomes aware of the circumstances constituting Good Reason. The Company shall have a period of ten (10) days after Employee provides such written notice within which to take measures to correct the circumstances constituting Good Reason. Should Employee fail to provide twenty (20) days written notice of Good Reason and/or should the Company correct the circumstances within ten (10) days after receiving written notice from the Employee, Good Reason for Employee's resignation shall cease to exist.
     (e)     Severance.
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          (i)     In  the  event  the  Company terminates Employee's employment, other than for the reasons set forth in Paragraphs 8(a), (b), or (c), or Employee resigns for Good Reason, Employer will pay to Employee a severance benefit. Severance shall be in an amount equal to Employee's Base Salary for the immediately preceding calendar year, plus bonuses paid to Employee for the immediately preceding calendar year (the "Severance Benefit"). The Severance Benefit will be subject to payroll deductions required by law and/or authorized by Employee. The Severance Benefit shall be payable in substantially equal installments on regularly scheduled paydays commencing with the regularly scheduled payday following the effective date of the termination of employment and continuing for one (1) year or the end of the Term of this Agreement, whichever is shorter. Should Employee resign where no Good Reason exists, or should Employee's employment terminate pursuant to Paragraphs 8 (a), (b), and/or
(c),  Employee  shall  not  be  entitled  to  the  Severance  Benefit.
(ii) In the event the Company terminates Employee's employment pursuant to Paragraph 8(b) for the reason that Employee suffers from a disability, and in the event Employee is not receiving long-term disability benefits under either a group long-term disability insurance program maintained by the Company or a personal policy maintained by Employee at a rate of at least sixty-six and two-thirds (66 2/3%) percent of Employee's then current Base Salary, the Company will pay to Employee the difference between sixty-six and two-thirds (66 2/3%) percent of Employee's then current Base Salary and such amount Employee is receiving, if any, (less payroll deductions required by law and/or authorized by Employee) in substantially equal installments on regularly scheduled paydays commencing with the regularly scheduled payday following the effective date of the termination of employment and continuing for six (6) months.
(iii) Employee will also be entitled, subject to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Company's policies, to make a COBRA election to continue the medical and hospitalization benefits referred to in Paragraph 6(a) for Employee, his spouse, and his eligible dependents. In the event Employee elects COBRA coverage, the
Employee will reimburse the Company for premium payments made on behalf of Employee to keep medical and/or hospitalization coverage in effect for a period of eighteen (18) months from the effective date of the termination of employment.
(iv) Employee shall have no duty to seek other employment or to engage in self-employment in mitigation of the Severance Benefit and premium reimbursement provided for hereunder, and any compensation which Employee may receive in the course of any such employment or self-employment shall not reduce the Company's obligations hereunder.
     9.     Disclosure.  Except  as may be required or appropriate in connection
            ----------
with Employee's carrying out his duties under this Agreement, Employee will not, without the prior written consent of the Company, or unless otherwise required by law or any legal process, at any time, directly or indirectly, disclose or furnish  to  any  other  person,  firm  or  corporation:
     (a) any of the Company's confidential non-public information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers;
(b) any of the Company's confidential non-public information acquired by Employee during the course of his employment by the Company, including without limiting the generality of the foregoing, the name of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, the Company (whether such customers have been obtained by Employee or otherwise); and/or
     (c) any of the Company's confidential non-public information relating to the products, designs, processes, discoveries, materials, ideas, creations, inventions or properties of the Company.
     10.     Covenants  Not  to  Compete.
             ---------------------------

     (a) During the Term, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now, or at any time during the Term, conducted by the Company.
(b) During the Term, or if the Employee is terminated for cause, until the scheduled expiration of the Term, Employee agrees not to directly or indirectly, on behalf of himself or any business in which he may, directly or indirectly, be engaged, recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of the Company's employees or sales representatives from their relationships with the Company, or retain or employ any of the Company's employees or sales representatives
(c) In addition, Employee shall not at any time, during or after the termination of this Employment Agreement, engage in any business which uses as its name, in whole or in part, Tulip Development Laboratory, Inc., TDL Manufacturing, Inc. and/or Orbit International Corp., or any other name used by the Company, and known by Employee to be so used, during or prior to the Term.
     For the purpose of this Paragraph 10, Employee will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent, or if he controls such business. Employee shall not for purposes of this paragraph be deemed a stockholder or lender if he holds less than two (2%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that Employee shall not be in a control position with regard to such corporation.
     11.     Inventions.  As  between  Employee  and  the Company, all products,
             ----------
designs, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Employee, created, developed, invented, or used in connection with Employee's employment hereunder or prior to this Employment Agreement, will be the sole and absolute property of the Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Employee will not have, and will not claim to have, under this Employment Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, processes, discoveries, materials, ideas, creations, inventions and properties.
12.     Arbitration.  Any  controversy  arising  out  of  or  relating  to  this
        -----------
Employment Agreement, including any modification or amendment thereof, shall be resolved by arbitration, by a single arbitrator pursuant to the employment dispute resolution rules then obtaining of the American Arbitration Association. The venue for arbitration shall be in Quakertown, Pennsylvania. The parties consent to the application of the Pennsylvania or Federal Arbitration Statutes and to the jurisdiction of the Bucks County Court of the Commonwealth of Pennsylvania, and of the United States District Court for the Eastern District of Pennsylvania, for judgment on an award and for all other purposes in connection with said arbitration. Judgment upon the written award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final word of the arbitrator.
13.     Injunctive  Relief. The parties hereto recognize that irreparable damage
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may  result  to the Company and its business and properties if Employee fails or refuses to perform his obligations under this Employment Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding the provisions of Paragraph 12 hereof to arbitrate disputes arising hereunder, it is understood that the Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators.
     14.     Absence  of  Restrictions. Employee represents and warrants that he
             -------------------------
is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon his entering into this Employment Agreement or performing the services called for by this Employment Agreement.
15.     Further  Instruments.  Employee  will execute and deliver all such other
        --------------------
further instruments and documents as may be reasonably necessary, to carry out the purposes of this Employment Agreement, or to confirm, assign or convey to the Company any products, designs, processes, discoveries, materials, ideas, creations, inventions or properties referred to in Paragraph 11 hereof, including the execution of all patent, design patent, copyright, trademark or trade name applications.
16.     Invalidity  and  Severability.  If  any  provisions  of  this Employment
        -----------------------------
Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Employment Agreement, and, to that extent, the provisions of this Employment Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of Paragraph 10 of this Employment Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provisions of this Employment Agreement, and any such provision of this Employment Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.
17.     Notices.  Any  notice  required  or  permitted  to  be  given under this
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Employment Agreement shall be sufficient if in writing and if sent by registered or  certified  mail,  telegram,  or  overnight  courier  as  follows:

As  to  Employee:     Richard  A.  Hetherington
----------------
     Tulip  Development  Laboratory,  Inc.
     1765  Walnut  Lane
     Quakertown,  PA  18951

     with  a  copy  to:     Jane  P.  Long,  Esq.
          Fitzpatrick  Lentz  &  Bubba,  P.C.
          4001  Schoolhouse  Lane
          P.O.  Box  219
          Center  Valley,  PA  18034

As  to  the  Company:     Tulip  Development  Laboratory,  Inc.
--------------------
     c/o  Orbit  International  Corp.
     80  Cabot  Court
     Hauppauge,  New  York  11788
     Attn:  Chief  Executive  Officer

     with  a  copy  to:     Elliot  H.  Lutzker,  Esq.
          Robinson  &  Cole  LLP
          885  Third  Avenue,  Suite  2800
          New  York,  NY  10022-4835

or to such other address as either party hereto may designate by notice given in accordance with this Employment Agreement.
     18.     Assignment. A party hereto may not assign this Employment Agreement
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or  any  rights  or obligations hereunder without the consent of the other party hereto;  provided,  however,  that  upon  the  sale  or  transfer  of  all  or
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substantially  all  of  the  assets  of  the  Company, or upon the merger by the
        ----
Company into, or the combination with, another corporation, this Employment Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be, and the Company shall require any such person, firm or corporation to expressly assume the Company's obligations and liabilities hereunder. The provisions of this Employment Agreement, where applicable, are binding upon the heirs of Employee and upon the successors and assigns  of  the  parties  hereto.
19.     Waiver of Breach. Waiver by either party of a breach of any provision of
        ----------------
this Employment Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.
20.     Entire  Employment  Agreement.  This document, together with the SPA and
        -----------------------------
Note, contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. This Agreement may not be changed orally, but only by an amendment in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
21.     Applicable  Law.  This Employment Agreement shall be construed, enforced
        ---------------
and governed by and under the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.
          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

     EMPLOYEE:



     /s/  Richard  Hetherington
     --------------------------
     Richard  A.  Hetherington


      TULIP  DEVELOPMENT  LABORATORY,  INC.


By:   /s/  Dennis  Sunshine
      ---------------------
      Dennis  Sunshine
      Chief  Executive  Officer

      ORBIT  INTERNATIONAL  CORP.


By:   /s/  Dennis  Sunshine
      ---------------------
      Dennis  Sunshine
      Chief  Executive  Officer